Exhibit 10.2

AMENDED AND RESTATED

CHARTER OF THE

COMPENSATION COMMITTEE

OF

AIXIN LIFE INTERNATIONAL, INC.

Adopted September 21, 2020

1. Purpose

The Compensation Committee (the “Committee”) of the Board of Directors of AiXin Life International, Inc. (the “Corporation”) shall assist the Board of Directors in the discharge of its responsibilities with respect to the compensation of the Corporation’s directors, executive officers, and other key employees and consultants, and for such purpose shall review compensation arrangements for the Corporation’s executive officers and administer all employee benefit plans, including any equity incentive plan adopted by the Corporation.

The Committee is authorized to approve the compensation payable to the Corporation’s executive officers and other key employees, approve all perquisites, equity incentive awards, and special cash payments made or paid to the Corporation’s executive officers and other key employees and consultants, and approve severance packages with cash and/or equity components for the Corporation’s executive officers and other key employees.

2. Composition of the Committee

The Committee shall consist of not less than two directors each of whom shall (i) be an independent director under the listing standards of The NASDAQ Stock Market (“NASDAQ”), or any stock exchange or quotation system upon which the Corporation’s common stock may be listed from time to time; (ii) be a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, of the U.S. Securities and Exchange Commission (the “SEC”); (iii) be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended; and (iv) not accept directly or indirectly any consulting, advisory or other compensatory fee from the Corporation or a subsidiary thereof. Each appointed Committee member shall be subject to annual reconfirmation and may be removed by the Board at any time. The Board shall also consider whether the director is affiliated with the Corporation, a subsidiary of the Corporation, or an affiliate of a subsidiary of the Corporation to determine whether such affiliation would impair the director’s judgment as a member of the Committee. The receipt of fees for meeting attendance or awards of stock or stock options pursuant to the Corporation’s equity compensation plans, by a director as part of his or her compensation for service on the Board, shall not disqualify the director from serving as a member of the Committee.

3. Committee Authority and Duties

In carrying out the purpose and authorities set forth above, the Committee shall:

A.	Approved Compensation Packages. Understand all aspects of the compensation packages it approves, including the maximum payment under such packages in the event of retirement, termination with or without cause, and severance in connection with a change in control of the Corporation;

B.	Executive Officer Compensation. Review and approve the corporate goals and objectives relevant to the compensation of the Corporation’s Chief Executive Officer (the “CEO”) and other executive officers, evaluate the officers’ performance in light of those goals and objectives, and set the officers’ compensation level based on this evaluation;

C.	Significant Officer Contracts/Compensation Arrangements. Review and approve significant employment agreements, arrangements, or transactions with executive officers, including any arrangements having any compensatory effect or purpose;

D.	Director Compensation. Review and recommend to the Board appropriate director compensation programs for service as directors, committee chairmanships, and committee members, consistent with any applicable requirements of the listing standards for independent directors;

E.	Compensation Policies and Performance Review. Establish the overall compensation philosophy of the Company and periodically assess the Corporation’s policies applicable to the Corporation’s executive officers and directors, including the relationship of corporate performance to executive compensation, and evaluate the performance of the CEO and other executive officers against those corporate goals and objectives, and, in connection with other responsibilities and duties herein, recommend such compensation levels and structure to the full Board of Directors for final approval;

F.	Equity Plan Awards. Approve stock option grants and other equity-based or incentive awards under any stock option or equity incentive compensation plans adopted by the Corporation, and otherwise assist the Board in administering awards, whether to employees or non-employees, under these plans;

G.	Evaluate Stock and Incentive Plans. Evaluate and make recommendations to the Board concerning any stock option or equity incentive compensation plans proposed for or adopted by the Corporation and make recommendations to the Board with respect to incentive compensation plans and equity-based plans;

H.	Committee Report in Proxy Statement. Assist in the preparation of and approve a report of the Committee for inclusion in the Corporation’s proxy statement for each annual meeting of stockholders, in accordance with the rules of the SEC and any requirements of NASDAQ;

I.	Review. Periodically review the operation of all of the Corporation’s employee benefit plans, provided, however, that day-to-day administration of such plans, including the preparation and filing of all government reports and the preparation and delivery of all required employee materials and communications, shall be performed by Corporation management;

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J.	CD&A. If required under the rules of the SEC, review and approve the Compensation Discussion and Analysis for annual disclosure to the shareholders;

K.	Access to Executives. Have full access to the Corporation’s executives as necessary to carry out its responsibilities;

L.	Other Activities. Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate;

M.	Review Charter. Review the Committee’s Charter at least annually for adequacy and recommend any changes to the Board;

N.	Self-Evaluation. Annually review the Committee’s own performance and present a report to the Board of the performance evaluation of the Committee; and

O.	Report to Board. Report to the Board of Directors on the major items covered at each Committee meeting.

4. Investigations and Studies; Outside Advisers

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel or other adviser retained by the Committee, the expense of which shall be borne by the Corporation. The Committee may select a compensation consultant, legal counsel or other adviser to the Committee only after taking into consideration all factors relevant to that person’s independence from management, including the following:

A.	The provision of other services to the Corporation by the person that employs the compensation consultant, legal counsel or other adviser;

B.	The amount of fees received from the Corporation by the person that employs the compensation consultant, legal counsel or other adviser, as a percentage of the total revenue of the person that employs the compensation consultant, legal counsel or other adviser;

C.	The policies and procedures of the person that employs the compensation consultant, legal counsel or other adviser that are designed to prevent conflicts of interest:

D.	Any business or personal relationship of the compensation consultant, legal counsel or other adviser with a member of the Committee;

E.	Any stock of the Corporation owned by the compensation consultant, legal counsel or other adviser; and

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F.	Any business or personal relationship of the compensation consultant, legal counsel, other adviser or the person employing the adviser with an executive officer of the Corporation.

The Committee shall conduct the independence assessment with respect to any compensation consultant, legal counsel or other adviser that provides advice to the Committee, other than: (i) in-house legal counsel; and (ii) any compensation consultant, legal counsel or other adviser whose role is limited to the following activities for which no disclosure would be required under Item 407(e)(3)(iii) of Regulation S-K: consulting on any broad-based plan that does not discriminate in scope, terms, or operation, in favor of executive officers or directors of the Corporation, and that is available generally to all salaried employees; or providing information that either is not customized for the Corporation or that is customized based on parameters that are not developed by the compensation consultant, and about which the compensation consultant does not provide advice.

Nothing herein requires a compensation consultant, legal counsel or other compensation adviser to be independent, only that the Committee consider the enumerated independence factors before selecting or receiving advice from a compensation consultant, legal counsel or other compensation adviser. The Committee may select or receive advice from any compensation consultant, legal counsel or other compensation adviser it prefers, including ones that are not independent, after considering the six independence factors outlined above.

Nothing herein shall be construed: (1) to require the Committee to implement or act consistently with the advice or recommendations of the compensation consultant, legal counsel or other adviser to the Committee; or (2) to affect the ability or obligation of the Committee to exercise its own judgment in fulfillment of its duties.

5. Compensation Committee Meetings

The Committee shall meet with the CEO at or near the start of each fiscal year to discuss the goals and incentive compensation programs to be in effect for such fiscal year and the performance targets triggering payout under those programs. The Committee shall, by duly authorized resolution, establish any incentive compensation programs to be in effect for the fiscal year for the Corporation’s executive officers and other participants, including the objectives to be attained and the procedures for determining the individual awards payable under those programs. At or near the end of each fiscal year, the Committee shall meet to review performance under those programs and award bonuses thereunder. At that time the Committee shall also adjust base salary levels in effect for the Corporation’s executive officers and review the overall performance of the Corporation’s employee benefit plans. The CEO and members of management may not be present during voting or deliberations on their compensation.

The Committee shall also meet as and when necessary to act upon any other matters within its jurisdiction under this Charter.

Minutes shall be kept of each meeting of the Committee.

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